KBR Recovers Almost Half Billion Dollar Judgment,
Resolves Lengthy Commercial Dispute

HOUSTON – (April 10, 2017) – KBR, Inc. (NYSE: KBR) announced today that it has settled its decade long dispute over an almost half billion judgment pertaining to the EPC 1 construction project executed for PEMEX Exploracion y Produccion (PEP).

In December 2009, KBR (under its subsidiary, COMMISA) received an International Chamber of Commerce (ICC) arbitration award covering the costs and fees it was owed for its work for PEP.  This settlement ends KBR's collection efforts.  Under the settlement, KBR has been paid $435 million.  Moreover, all litigation between the parties is or will be dismissed.

"We are pleased by the positive resolution to this matter and glad to put this long running issue behind us," said Stuart Bradie, President and CEO of KBR. "KBR has had an ongoing business relationship with Pemex and PEP over many years and this settlement paves the way to broaden our productive association," Bradie continued.

About KBR, Inc.

KBR is a global provider of differentiated professional services and technologies across the asset and program life cycle within the Government Services and Hydrocarbons sectors. KBR employs over 34,000 people worldwide (including our joint ventures), with customers in more than 80 countries, and operations in 40 countries, across three synergistic global businesses:

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Government Services, serving government customers globally, including capabilities that cover the full life-cycle of defense, space, aviation and other government programs and missions from research and development, through systems engineering, test and evaluation, program management, to operations, maintenance, and field logistics

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Technology & Consulting, including proprietary technology focused on the monetization of hydrocarbons (especially natural gas and natural gas liquids) in ethylene and petrochemicals; ammonia, nitric acid and fertilizers; oil refining; gasification; oil and gas consulting; integrity management; naval architecture and proprietary hulls; and downstream consulting

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Engineering & Construction, including onshore oil and gas; LNG (liquefaction and regasification)/GTL; oil refining; petrochemicals; chemicals; fertilizers; differentiated EPC; maintenance services (Brown & Root Industrial Services); offshore oil and gas (shallow-water, deep-water, subsea); floating solutions (FPU, FPSO, FLNG & FSRU) and program management

KBR is proud to work with its customers across the globe to provide technology, value-added services, integrated EPC delivery and long term operations and maintenance services to ensure consistent delivery with predictable results. At KBR, We Deliver.

Visit www.kbr.com

Forward Looking Statement

The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control that could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: the outcome of and the publicity surrounding audits and investigations by domestic and foreign government agencies and legislative bodies; potential adverse proceedings by such agencies and potential adverse results and consequences from such proceedings; the scope and enforceability of the company's indemnities from its former parent; changes in capital spending by the company's customers; the company's ability to obtain contracts from existing and new customers and perform under those contracts; structural changes in the industries in which the company operates; escalating costs associated with and the performance of fixed-fee projects and the company's ability to control its cost under its contracts; claims negotiations and contract disputes with the company's customers; changes in the demand for or price of oil and/or natural gas; protection of intellectual property rights; compliance with environmental laws; changes in government regulations and regulatory requirements; compliance with laws related to income taxes; unsettled political conditions, war and the effects of terrorism; foreign operations and foreign exchange rates and controls; the development and installation of financial systems; increased competition for employees; the ability to successfully complete and integrate acquisitions; and operations of joint ventures, including joint ventures that are not controlled by the company.

KBR's most recently filed Annual Report on Form 10-K, any subsequent Form 10-Qs and 8-Ks, and other Securities and Exchange Commission filings discuss some of the important risk factors that KBR has identified that may affect the business, results of operations and financial condition. Except as required by law, KBR undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

For further information, please contact:

Investors
Nelson Rowe
Senior Vice President, Investor Relations
713-753-5082
Investors@kbr.com

Media
Marit Babin Stout
Vice President, Global Communications & Government Relations
713-753-3800
Mediarelations@kbr.com